As filed with the Securities and Exchange Commission on May 21, 2004
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            THE STEAK N SHAKE COMPANY
             (Exact name of registrant as specified in its charter)

                         INDIANA                      37-0684070
              (State or other jurisdiction         (I.R.S. Employer
            of incorporation or organization)     Identification No.)

    500 CENTURY BUILDING                   DAVID C. MILNE, GENERAL COUNSEL AND
36 SOUTH PENNSYLVANIA STREET                           SECRETARY
 INDIANAPOLIS, INDIANA 46204                    THE STEAK N SHAKE COMPANY
      (317) 633-4100                              500 CENTURY BUILDING
(Address, including zip code and telephone     36 SOUTH PENNSYLVANIA STREET
number, including area code of registrant's     INDIANAPOLIS, INDIANA 46204
principal executive offices)            (Name, address, including zip code, and
                                         telephone number, including area code
                                                  of agent for service)

                                   Copies to:
                                DAVID C. WORRELL
                                 BAKER & DANIELS
                             300 N. MERIDIAN STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 237-0300
     Approximate date of commencement of proposed sale of the securities to the public:
                   As determined by the selling shareholders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or reinvestment plans, check the following. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE
Title of each Class                        Proposed Maximum   Proposed Maximum     Amount of
of Securities            Amount to be       Offering price   Aggregate Offering   Registration
Being Registered          Registered          per unit (1)       Price (1)            Fee
---------------------------------------------------------------------------------------------
Common Stock,
$.50 stated value       53,832 shares           $17.38           $935,600           $118.54

Preferred Stock
Purchase Rights              (2)                  (2)                (2)               (2)



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices reported on the NYSE for May 17, 2004.

(2) This Registration Statement also covers rights to purchase shares of Series A Preferred Stock, no stated value, which are attached to and trade with the Common Stock. No additional consideration will be received by the Registrant for the rights registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 21, 2004

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                            THE STEAK N SHAKE COMPANY
                                53,832 SHARES OF
                                  COMMON STOCK





                              TERMS OF THE OFFERING


- Alva T. Bonda, Charles E. Lanham, J. Fred Risk, John W. Ryan and James Williamson, Jr., some of our current and former directors, and the estate of Neal Gilliatt, former director, are offering to sell up to 53,832 shares of our common stock and related preferred stock purchase rights under our shareholder rights plan. For ease of reference, in this prospectus we refer to the shares of stock and rights offered for sale by the selling shareholders collectively as the shares.

- The selling shareholders will receive all of the net proceeds from the sale of the shares.

- The selling shareholders will sell the shares over time through brokers at market prices or in negotiated transactions.

- On ________, 2004, the last reported sale price of our common stock on the New York Stock Exchange was $ --.-- per share.

- Our common stock is traded on and price information is reported by the New York Stock Exchange under the symbol "SNS".

- As of the date of this prospectus, none of the selling shareholders has any agreement with any broker or dealer with respect to the sale of the shares.


THIS INVESTMENT INVOLVES RISK. SEE THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Additional information regarding our business is available to you without charge upon written or oral request to us. Please contact David C. Milne, General Counsel and Secretary, by mail at The Steak n Shake Company, 500 Century
Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, or by telephone at (317) 633-4100.

The date of this prospectus is ____ __, 2004.

                                TABLE OF CONTENTS
TERMS  OF  THE  OFFERING
RISK FACTORS                                                 3
THE COMPANY                                                  5
USE OF PROCEEDS                                              5
SELLING SHAREHOLDERS                                         5
PLAN OF DISTRIBUTION                                         8
LEGAL MATTERS                                                9
EXPERTS                                                      9
WHERE YOU CAN FIND MORE INFORMATION                          9
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE            9

                                  RISK FACTORS
     Certain statements contained in this prospectus and in other reports the Company files with the Securities and Exchange Commission ("SEC") contain forward-looking information. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures, or other financial items, and assumptions underlying any of the foregoing. Forward-looking statements reflect management's current expectations regarding future events and use words such as "anticipate", "believe", "expect", "may", "will", and other similar terminology. These statements speak only as of the date they are made and involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Several factors, many beyond our control, could cause actual results to differ significantly from our expectations. Some of these factors are as follows:



Our ability to attract and retain guests to our restaurants is dependent upon our ability to execute our operating initiatives effectively. If we do not deliver an enjoyable dining experience to our guests they may not return to our restaurants, and our results may be negatively affected.

Changes in economic conditions may impact our guests' discretionary spending.
If guests choose not to spend money on dining at our restaurants, our results
May be negatively affected.

Our unique advertising and marketing programs are an essential part of our plan to attract and retain guests. If these programs do not continue to be as effective at attracting guests in the future as they have been in the past, our results may be negatively affected.

Many of our restaurants are located in the Midwest portion of the United States.
During the first and second fiscal quarters, many restaurants face harsh winter weather conditions, which may make it more difficult for guests to visit our restaurants. If guests are unable to visit our restaurants, our sales and operating results may be negatively affected.

Our associates are essential to the operation of our restaurants and our ability to deliver an enjoyable dining experience to our guests. If we are unable to attract and retain qualified restaurant personnel at a reasonable cost, and if they do not deliver an enjoyable dining experience, our results may be negatively affected.

Our menu offerings include Steakburgers, chicken sandwiches, french fries, and hand-dipped milk shakes. If consumer tastes change, or consumer behavior changes based on publicity or concerns relating to food safety, food-borne illnesses or changes in dietary preferences, and we are unable to meet these changes in demand, our results may be negatively affected.

Our expansion plans are based on identifying opportunities for new restaurants in new and existing markets. Our plans also involve identifying new franchisees and expanding relationships with current franchisees. If the Company and its franchisees are unable to locate suitable sites for new restaurants, negotiate acceptable lease or purchase terms, and meet construction schedules, our expansion plans may be negatively affected.

Many of our associates are paid wages that relate to federal and state minimum wage rates. Any changes in minimum wage rates may significantly increase our operating costs.

Changes in accounting standards promulgated by the SEC and the Public Company
Accounting Oversight Board and other authorities may affect our reported
Financial results.



The foregoing list of important factors is not intended to be all-inclusive as other general market, industry, economic, and political factors may also impact our operations. Readers are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus, as we assume no obligation to update forward-looking statements.

WE  FACE  SIGNIFICANT  COMPETITION  ON  A  NATIONAL  AND  LOCAL  BASIS.

     The restaurant business is one of the most intensely competitive industries in the United States, with price, menu offerings, location and service all being significant competitive factors. Our competitors include national, regional and local chains as well as local, owner-operated establishments. There are established competitors with greater financial and other resources in all of our current and proposed future market areas. We face competition for sites on which to locate new restaurants, as well as for personnel and guests. The restaurant business is often affected by changes in consumer tastes and by national, regional and local economic conditions and demographic trends. The performance of individual restaurants may be affected by factors such as traffic patterns, demographic factors, harsh weather conditions, and the type, number and location of competing restaurants. Additional factors that may adversely affect the restaurant industry in general, and our restaurants in particular, are inflation of food, labor and associate benefit costs, and difficulty in attracting qualified management personnel and hourly associates.

GOVERNMENTAL  REGULATION  AFFECTS  OUR  OPERATIONS  IN  A  NUMBER  OF  WAYS.

     We are subject to various federal, state and local laws affecting its business. Each of our restaurants is subject to licensing and regulation by a number of governmental authorities, including health and safety and fire agencies in the state and municipality in which the restaurant is located. The development and construction of restaurants is subject to compliance with applicable zoning, land use and environmental regulations. Difficulties in obtaining, or failure to obtain, the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area.

     Our restaurant operations are also subject to federal and state minimum wage laws and laws governing such matters as working conditions, child labor, overtime and tip credits. Many of our restaurant associates are paid at rates related to the federal and state minimum wage laws, and accordingly, further increases in the minimum wage would increase our labor costs.

     We currently have franchise operations in eight states -- Georgia, Illinois, Indiana, Kentucky, Mississippi, Missouri, North Carolina and Tennessee -- and is subject to certain federal and state laws controlling the offering and conduct of our franchise business in those states. In addition, we are subject to franchise registration requirements in several states in which it is now conducting or will conduct its franchise business in the future.

OUR  EXPANSION  PLANS  ARE SUBJECT TO RISKS, INCLUDING LOCATING ATTRACTIVE SITES
AND  QUALIFIED  FRANCHISEES.

     We intend to continue to expand our Steak n Shake restaurants through both opening and operating Company-owned Steak n Shake restaurants and franchising additional restaurants with new and current franchisees. Meeting our expansion goal is dependent upon our continued success in addressing factors relevant to our expansion plan. Those factors include, but are not limited to:
-     locating  available  and  attractive  sites  for  new  restaurants;
-     negotiating  acceptable  purchase  or  lease  terms  for restaurant sites;
-     availability  of  adequate  financing  for  our  expansion;
- ability to attract qualified franchisees and the ability of franchisees to perform their obligations to us;
-     hiring,  training  and  retaining  competent managers and other personnel;
-     obtaining  necessary  governmental  permits  and  approvals;  and
- suitable economic and business conditions in the markets in which our restaurants are to be located.

Some of the factors on which the success of our plan depends are not within our control.

WE  DEPEND  ON  OUR  KEY  PERSONNEL.

     We are dependent upon the continued availability of the services of our executive officers. The loss of the services of key personnel could have a material adverse effect on our business.

THE  MARKET  PRICE  OF  OUR  COMMON  STOCK  MAY  FLUCTUATE  SUBSTANTIALLY.

     Our quarterly operating results, those of other restaurant companies, changes in general conditions in the economy, the financial markets, natural disasters, terrorist activities, changes in earnings estimates or recommendations by research analysts, or other developments affecting us, our competitors, or the restaurant industry could cause the market price of our common stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies.

                                   THE COMPANY
     We are primarily engaged in the ownership, operation and franchising of Steak n Shake restaurants through our wholly-owned subsidiaries, Steak n Shake Operations, Inc. and Steak n Shake, L.P. Founded in 1934 in Normal, Illinois, Steak n Shake is one of the oldest restaurant chains in the country. As of April 7, 2004, our fiscal second quarter end, we had 356 Company-owned restaurants and 59 franchised restaurants located in 19 midwestern and southeastern states. Steak n Shake restaurants are generally open 24 hours a day, seven days a week, and in addition to our core menu, offer a breakfast menu during breakfast hours. During fiscal 2003, lunch and dinner sales accounted for approximately 36.4% and 44.4% of sales, respectively, while breakfast and late night sales accounted for 7.1% and 12.1% of sales, respectively.

                                USE OF PROCEEDS
     The shares being offered were issued by us to the selling shareholders pursuant to their exercise of stock options granted to them in their capacities as directors pursuant to our Nonemployee Director Stock Option Plans for 1998, 1999, and 2000 (the "Plans"). We will receive none of the proceeds from the sale of the shares being offered. All proceeds from the sale will be paid to the individual selling shareholders.

                              SELLING SHAREHOLDERS
     The following table sets forth certain information with respect to the selling shareholders as of the date of this prospectus. Charles E. Lanham, J. Fred Risk, John W. Ryan and James Williamson, Jr. are currently directors of the Company. Alva T. Bonda retired from the Board of Directors on February 9, 2000. Neal Gilliatt died while serving as Director Emeritus of the Company in September, 2000. Mr. Gilliatt's options may be exercised by his estate pursuant to the terms of the Plans.

     We do not know when or in what amounts the selling shareholders may offer Shares for sale. The selling shareholders may elect not to sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling shareholders after completion of the offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by the prospectus will be held by the selling shareholders.

     The following table sets forth, to our knowledge, information concerning the selling shareholders as of May 7, 2004.



                                                                     PERCENTAGE OWNED AFTER
                                         SHARES REGISTERED              SALE OF ALL SHARES
NAME. . . . . . . . . .  SHARES OWNED        HEREUNDER                 REGISTERED HEREUNDER (7)
-----------------------  ------------  ---------------------------  --------------------------------------------------------------
Alva T. Bonda               112,035 (1)         8,422                         *
Estate of Neal Gilliatt      27,832            11,722                         *
Charles E. Lanham           391,480 (2)         8,422                        1.5%
J. Fred Risk                116,299 (3)         8,422                         *
John W. Ryan                 19,382 (4)         8,422                         *
James Williamson, Jr.       326,752 (5)         8,422                        1.3%
                         -----------          --------                      -----
  Total                     993,780 (6)        53,832                        3.6%
                         ===========          ========                      ======


     _______________
     *   Less  than  1%.



(1) Includes 70,458 shares held by the Bonda Family Limited Partnership, and 2,000 shares held by a marital trust, with respect to which he disclaims beneficial ownership.

(2) Includes 9,300 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 10,928 shares owned of record and beneficially by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership, and 21,750 shares held by Hartford Heritage, LLC, of which Mr. Lanham is Managing Member.

(3) Includes 9,300 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

(4) Includes 9,300 shares which may be acquired pursuant to stock options exercisable within 60 days.

(5) Includes 9,300 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

(6) Includes 37,200 shares which may be acquired pursuant to stock options exercisable within 60 days.

(7) Based upon 27,455,223 total shares of common stock outstanding as of May 7, 2004, as listed on our most recent Form 10-Q for the period ended April 7, 2004, which was filed with the SEC on May 19, 2004.

                              PLAN OF DISTRIBUTION
TRANSACTIONS. The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term "selling shareholders" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from one of the selling shareholders as a pledge, gift or other non-sale related transfer. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The selling shareholders may offer and sell their shares in one or more of the following transactions:
-     on  the  New  York  Stock  Exchange
-     in  negotiated  transactions  or
-     in  a  combination  of  any  of  these  transactions

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 (the "Securities Act") may be sold under Rule 144 rather than pursuant to this prospectus.

PRICES. The selling shareholders may sell their shares at any of the following prices:

-     fixed  prices  which  may  be  changed
-     market  prices  prevailing  at  the  time  of  sale
-     prices  related  to  prevailing  market  prices  or
-     negotiated  prices

DIRECT SALES; AGENTS, DEALERS AND UNDERWRITERS. The selling shareholders may sell their shares in any of the following ways:
-     directly  to  purchasers  or
-     to or through agents, dealers or underwriters designated from time to time

     Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both. The selling shareholders and any agents, dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act") may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

SUPPLEMENTS. To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

STATE SECURITIES LAWS. Under the securities laws of some states, the selling shareholders may only sell the shares in those states through registered or licensed brokers or dealers. In addition, in some states the selling shareholders may not sell the shares unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

EXPENSES; INDEMNIFICATION. We will not receive any of the proceeds from the sale of the shares sold by the selling shareholders under this prospectus. We will bear all expenses related to the registration of this offering but will not pay for underwriting commissions, fees or discounts, if any. The expenses we will pay include:
-     all  registration  and  filing  fees
-     all  fees and expenses of complying with state blue sky or securities laws
-     all  costs  of  preparation  of  the  registration  statement
-     all  fees  of  our  counsel  and  independent  auditors

     EFFECTIVENESS. We intend to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of such time as:
- all of the shares covered by this prospectus have been disposed of pursuant to the Registration Statement or
- all unsold shares may be sold pursuant to Rule 144 without regard to any volume limitations.


                                  LEGAL MATTERS
     The validity of the shares offered hereby have been passed on for us by Baker & Daniels, Indianapolis, Indiana.

                                    EXPERTS
     Our consolidated financial statements as of and for the year ended September 24, 2003, incorporated by reference from our Annual Report on Form
10-K for the year ended September 24, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report, which is incorporated herein by reference. Our consolidated financial statements as of and for the years ended September 23, 2002 and September 26, 2001, incorporated by reference from our Annual Report on Form 10-K for the year ended September 24, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, which is incorporated herein by reference. Our financial statements are incorporated by reference in reliance on the reports of Deloitte & Touche LLP and Ernst & Young LLP, given their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION
     We have filed a Registration Statement with the SEC under the Securities Act that registers the sale of the shares of the Company's common stock and the related preferred stock purchase rights offered by this prospectus. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about us, the common stock and the related preferred stock purchase rights. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus.
In addition, we file periodic reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like the Company that file information electronically with the SEC. The address of that site is: http://www.sec.gov.
                     ------------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.
1)     Annual  Report  on  Form  10-K  for  the  year  ended September 24, 2003.

2)     Definitive  Proxy  Statement  on  Schedule  14A, dated December 19, 2003.

3) Quarterly Reports on Form 10-Q for the periods ended December 17, 2003 and April 7, 2004.

4) Current Reports on Form 8-K filed on November 12, 2003, January 20, 2004, February 12, 2004 and May 4, 2004.

5) The description of our common stock set forth in the Registration Statement on Form 8-A, dated October 28, 1996, including any amendment or report filed with the SEC for the purpose of updating that description.

6) The description of our preferred stock purchase rights set forth in the Registration Statement on Form 8-A filed on May 17, 2001, including any amendment or report filed with the SEC for the purpose of updating that description.


In addition, all documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain copies of any of the documents incorporated by reference in this document from the SEC through its web site or at the Public Reference Room at the address described above. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
                                 David C. Milne
                          General Counsel and Secretary
                            The Steak n Shake Company
                              500 Century Building
                          36 South Pennsylvania Street
                           Indianapolis, Indiana 46204
                            Telephone: (317) 633-4100
                               www.steaknshake.com

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT THE OFFERING MADE BY THIS PROSPECTUS THAT IS DIFFERENT FROM, OR IN ADDITION TO, THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     II-3
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  14.  Other  Expenses  of  Issuance  and  Distribution.
------------------------------------------------------------

     Set forth below are estimates of all expenses incurred or to be incurred by the registrant in connection with the issuance and distribution of the securities to be registered:
     Registration  fees                             $  119

     Legal  fees  and  expenses                     $5,000*

     Accounting  fees  and  expenses                $8,000*
                                                   ---------

          Total                                     $13,119*

*Estimates

Item  15.  Indemnification  of  Directors  and  Officers.
---------------------------------------------------------

The Indiana Business Corporation Law ("BCL"), the provisions of which govern the registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's Articles of Incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, bylaws, resolution or other authorization adopted, after notice by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

The Amended and Restated Articles of Incorporation and the Bylaws of the registrant contain provisions pursuant to which the officers and directors of the registrant are entitled to indemnification as a matter of right against expenses and liabilities incurred by them by reason of their having acted in such capacities if such person has been wholly successful in the defense of such claims or acted in good faith in what he or she reasonably believed to be in or not opposed to the best interests of the registrant. Such rights are not exclusive of any other rights of indemnification to which such persons may be entitled by contract or a matter of law.

The registrant maintains directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant and its subsidiaries against certain losses caused by errors, misleading statements, wrongful acts, omissions, neglect or breach of duty by them of any matter claimed against them in their capacities as directors or officers.

Item  16.  Exhibits.
--------------------

     See  Index  to  Exhibits  on  page  E-1.

Item  17.  Undertakings.
------------------------

(a)     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     S-2
                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of The Steak n Shake Company by the undersigned, thereunto duly authorized in the City of Indianapolis, State of Indiana on May 21, 2004.


THE  STEAK  N  SHAKE  COMPANY


By:/s/  David  C.  Milne
-------------------------
David  C.  Milne
General  Counsel  and  Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below on this registration statement hereby constitutes and appoints David C. Milne, with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the registrant's Form S-3 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 21, 2004.

Signature                                       Title
---------                                       -----


/s/  Alan  B.  Gilman                          Chairman
---------------------
Alan  B.  Gilman

/s/  Jeffrey  A.  Blade                  Senior  Vice  President
-----------------------      (Principal  Financial  and  Accounting  Officer)
Jeffrey  A.  Blade

/s/  Peter  M.  Dunn             President  and  Chief  Executive  Officer
--------------------                 (Principal  Executive  Officer)
Peter  M.  Dunn

/s/  Stephen  Goldsmith                        Director
-----------------------
Stephen  Goldsmith

/s/  Wayne  L.  Kelley                         Director
----------------------
Wayne  L.  Kelley

/s/  Charles  E.  Lanham                       Director
------------------------
Charles  E.  Lanham

/s/  Ruth  J.  Person                          Director
---------------------
Ruth  J.  Person

/s/  J.  Fred  Risk                            Director
-------------------
J.  Fred  Risk

/s/  John  W.  Ryan                            Director
-------------------
John  W.  Ryan

/s/  James  Williamson,  Jr.                   Director
----------------------------
James  Williamson,  Jr.

                                INDEX TO EXHIBITS
   Exhibit  Number
      Assigned  In
   Regulation  S-K
       Item  601          Description  of  Exhibit
       ---------          ------------------------

  4.1     Amended  and  Restated  Articles of Incorporation of The Steak n Shake
Company, filed March 27, 2002. (Incorporated by reference to the Registrant's definitive Proxy Statement dated December 19, 2001 related to the 2002 Annual Meeting of Shareholders).

  4.2 Restated Bylaws of The Steak n Shake Company as of May 16, 2001. (Incorporated by reference to Exhibit 3.08 to the Registrant's Annual Report on Form 10-K for the year ended September 26, 2001).

  4.3 Specimen certificate for Common Stock of The Steak n Shake Company (formerly Consolidated Products, Inc.). (Incorporated by reference to Exhibit
4.01 to the Registrant's Form 10-Q Report for the fiscal quarter ended April 11, 2001.)

  4.4 Rights Agreement dated as of May 16, 2001 between The Steak n Shake Company and Computershare Investor Services, LLC, as Rights Agent. (Incorporated by reference to Exhibit 4.01 to The Steak n Shake Company's Form 8-K Report filed May 17, 2001.)

  5.1     Opinion  of  Baker  &  Daniels.

 23.1     Consent  of  Baker  &  Daniels
          (Included  as  part  of  Exhibit  5.1.)

 23.2     Consent  of  Deloitte  &  Touche  LLP

 23.3     Consent  of  Ernst  &  Young  LLP.

  24      Power  of  Attorney  (See  Signature  Page.)







                                                                     Exhibit 5.1
                                                                     -----------


                                 BAKER & DANIELS
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204
                  Tel:  (317) 237-0300    Fax:  (317) 237-1000



May  21,  2004
The  Steak  n  Shake  Company
500  Century  Building
36  South  Pennsylvania
Indianapolis,  Indiana  46204

Ladies  and  Gentlemen:

     We have acted as counsel to The Steak n Shake Company, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the offer and sale of up to 53,832 shares (the "Shares") of the Company's common stock, $0.50 stated value, and the related preferred stock purchase rights (the "Rights," and collectively with the Shares, the "Securities") to be sold from time to time by the selling shareholders named therein. The Shares were issued by the Company to the selling shareholders pursuant to the exercise of stock options granted pursuant to the Company's Nonemployee Director Stock Option Plans for 1998, 1999 and 2000 (collectively, the "Plans").

     We have examined the Registration Statement, the Amended and Restated Articles of Incorporation and Restated By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Securities, and such other documents as we have considered necessary. We have also examined a Certificate of Secretary of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of the Company (including the Certificate) and have not independently verified the matters stated therein.

     For purposes of this opinion, we have assumed that the Shares were issued in accordance with the terms of the Plans and any shares of Series A Preferred Stock issued upon exercise of the Rights will be issued in accordance with the Company's Amended and Restated Articles of Incorporation and Rights Agreement.

     Based upon the foregoing, we are of the opinion that the Securities have been duly authorized and legally issued and are fully paid and nonassessable.

     This opinion letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very  truly  yours,

                                            /s/  Baker  &  Daniels


                                                                    EXHIBIT 23.2



INDEPENDENT  AUDITORS'  CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2003, incorporated by reference in the Annual Report on Form 10-K of The Steak n Shake Company for the year ended September 24, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte  &  Touche  LLP

Indianapolis,  Indiana
May  20,  2004



                                                                    EXHIBIT 23.3

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Steak n Shake Company for the public offering for sale of 53,832 shares of common stock and related preferred stock purchase rights and to the incorporation by reference therein of our report dated December 3, 2002, with respect to the consolidated financial statements of The Steak n Shake Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 24, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 19, 2004